For Immediate Release	Contacts:	David F. Kirby
Hudson Highland Group
212-351-7216
david.kirby@hhgroup.com

Hudson Highland Group Names Vice President, Corporate Controller

NEW YORK, NY – March 26, 2007 – Hudson Highland Group, Inc. (NASDAQ: HHGP) today announced the appointment of David Reynolds to vice president, corporate controller and an officer of the company. He replaces Ralph O’Hara, who has resigned to accept a position outside the company.

Reynolds previously was vice president and controller for Bally Total Fitness Corporation. Prior to that, he spent 22 years in various financial roles at Comdisco, Inc., rising to senior vice president and controller. Reynolds began his career at Ernst & Young.

Hudson Highland Group

Hudson Highland Group, Inc. is a leading provider of permanent recruitment, contract professionals and talent management services worldwide.  From single placements to total outsourced solutions, Hudson helps clients achieve greater organizational performance by assessing, recruiting, developing and engaging the best and brightest people for their businesses.  The company employs more than 3,600 professionals serving clients and candidates in more than 20 countries. More information is available at www.hhgroup.com.

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